UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2013

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 4, 2013, Isle of Capri Casinos, Inc. (the “Company”) and its wholly-owned subsidiary, IOC Davenport, Inc. (“IOC”) entered into a definitive asset purchase agreement (the “Purchase Agreement”) with Scott County Casino, LLC (“SCC”) and its related company, Kehl Development Corporation, to sell the Rhythm City Casino in Davenport, Iowa to SCC for approximately $51 million, subject to working capital and certain other purchase price adjustments and to SCC assuming certain liabilities of IOC related to the Rhythm City Casino.  SCC has paid to IOC a deposit of $2,000,000 (inclusive of the option and extension fees previously paid), which is expected to be credited toward the payment of the purchase price at the closing of the transaction.  The Purchase Agreement contains customary representations, warranties, indemnities and termination rights for a transaction of this nature.  The transaction is subject to obtaining applicable gaming licenses and approvals and other customary closing conditions.  The Company’s future financial statements will present the results of operations and assets related to Rhythm City Casino as discontinued operations and as assets held for sale.

The description and provisions of the Purchase Agreement set forth above are summaries only and are not necessarily complete.  A copy of the Purchase Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press release on December 4, 2013, announcing the sale of Rhythm City Casino is furnished as Exhibit 99.1 hereto.

The information furnished in this item is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated December 4, 2013, by and among Isle of Capri Casinos, Inc., IOC Davenport, Inc., Scott County Casino, LLC and Kehl Development Corporation*
99.1	Press Release Announcing the Sale of Rhythm City Casino, dated December 4, 2013

*              Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: December 4, 2013	By:	/s/ Edmund L. Quatmann, Jr.

	Name:	Edmund L. Quatmann, Jr.
	Title:	Chief Legal Officer and Secretary